UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 5, 2025

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIXN	OTCQX

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Registrant’s planned acquisitions, the purchase price to be paid for such acquisitions and the future performance of the businesses to be acquired, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to risks and uncertainties that could cause actual results to differ materially. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Tianfeng Li as Chief Financial Officer and Director

On January 5, 2025, Ms. Tianfeng Li, the Chief Financial Officer of Aixin Life International, Inc. (the “Company”), tendered her resignation as Chief Financial Officer of the Company, effective January 5, 2025. Ms. Li’s resignation was not a result of any disagreement with the Company on any matter relating to its accounting, operations, policies or practices.

Appointment of Xiaowen Zheng as Chief Financial Officer

Effective January 6, 2025, Mr. Xiaowen Zheng, 39 years old, was appointed by the Board of Directors (the “Board”) of the Company to the position of Chief Financial Officer of the Company. Mr. Zheng will also serve as Chief Financial Officer of the Company’s subsidiaries.

Mr. Xiaowen Zheng is an accomplished financial executive with extensive experience in accounting, taxation, and financial management across various industries. Mr. Zheng has served as the Financial Manager of Chengdu Aixin Zhonghong Biological Technology Co., Ltd., a subsidiary of the Company, since March 2023. From January 2022 to February 2023, Mr. Zheng served as the Financial Director for Sichuan Minghoutian Information Technology Co., Ltd., an information technology company, where he led the company’s financial operations, including internal management, accounting, taxation, and securing external financing. From November 2017 to December 2021, Mr. Zheng held the position of Financial Manager at Sichuan Huianrong Information Technology Co., Ltd., a technology company, overseeing the financial department’s operations and advancing the company’s enterprise restructuring initiatives to prepare the organization for scalability. From May 2009 to November 2017, Mr. Zheng gained his expertise in accounting and tax compliance through roles as an accountant at Sichuan Jinguang Chemicals Co., Ltd. and Hutchison (China) Trading Co., Ltd., and as an Accounting Supervisor at Sichuan Creativity Information Technology Co., Ltd., where he specialized in audits, tax management, and financial analysis, streamlining reporting processes and ensuring compliance. Mr. Zheng holds a Bachelor of Science degree in Accounting from Panzhihua University. He is a Certified Tax Agent, Senior Management Accountant, and holds certifications in securities, all accredited by organizations in China.

There are no family relationships between Mr. Zheng and any director or executive officer of the Company. To the knowledge of the Company, there is no understanding or arrangement between Mr. Zheng and any other person pursuant to which he was appointed as the Company’s Chief Financial Officer. Additionally, there have been no transactions in the past two years to which the Company or any of its subsidiaries or affiliates was or is to be a party, in which Mr. Zheng had, or will have, a direct or indirect material interest, and none are currently proposed that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Zheng has entered into a labor contract with the Company’s subsidiary, Chengdu Aixin Zhonghong Biological Technology Co., Ltd., dated January 6, 2025. The labor contract provides that the initial term of the contract is from January 6, 2025 to June 30, 2026, subject to certain conditions for termination and certain exceptions provided under the PRC Labor Contract Law. Mr. Zheng is entitled to a fixed annual base salary of RMB 180,000 (approximately $24,568) plus bonuses.

The foregoing summary of the labor contract is a summary only and is qualified in its entirety by reference to the terms and provisions of the employment agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Labor contract dated January 6th, 2025, by and between Chengdu Aixin Zhonghong Biological Technology Co., Ltd. and Xiaowen Zheng.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: January 10, 2025	By:	/s/ Quanzhong Lin
Quanzhong Lin
Chief Executive Officer